Exhibit 10.1
Sixteenth Amendment to the
Sterling Chemicals, Inc.
Amended and Restated Salaried Employees’ Pension Plan
          Whereas, Sterling Chemicals, Inc. (the “Corporation”) currently maintains its Amended and Restated Salaried Employees’ Pension Plan (as amended, the “Existing Plan”);
          Whereas, Section 15.1 of the Existing Plan the Corporation has the right to amend the Existing Plan in certain respects; and
          Whereas, the Corporation desires to amend the Existing Plan in certain respects as provided in this Sixteenth Amendment to Amended and Restated Salaried Employees’ Pension Plan (this “Amendment”);
          Now, Therefore, the Existing Plan is hereby amended as follows:
          Section 1. Amendment of Section 4.5 of the Existing Plan. Section 4.5 of the Existing Plan is hereby amended, effective as of September 1, 2005, by adding a paragraph at the end thereof to read in its entirety as follows:
Notwithstanding the above, a participant, the sum of whose age plus years of Vesting Service equals at least 70 on his last day of employment prior to the reduction in force announced by means of an official letter in September, 2005 from the Employer to the participants affected by such reduction in force, is entitled at any time after attaining 55 years of age, to commence payment of his Monthly Retirement Income on his or her Early Retirement Date, without application of the early retirement reduction described in the preceding paragraph.
          Section 2. Effect of Amendments. Except as amended and modified by this Amendment, the Existing Plan shall continue in full force and effect. The Existing Plan and this Amendment shall be read, taken and construed as one and the same instrument. Upon the effectiveness of this Amendment, each reference in the Existing Plan to “this Plan” shall mean and be a reference to the Existing Plan as amended hereby.
          Section 3. Binding Effect. This Amendment shall inure to the benefit of, and shall be binding upon the Employers (as defined in the Existing Plan) and their successors and assigns and upon the participants in the Existing Plan and their respective heirs, executors, personal representatives, administrators, successors and assigns.
          Section 4. Severability. Should any clause, sentence, paragraph, subsection or Section of this Amendment be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment, and the part or parts of this Amendment so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.

          Section 5. Governing Law. To The Extent Not Superseded By The Laws Of The United States, This Amendment Shall Be Construed and Enforced in Accordance With, and the Rights of the Parties Shall Be Governed By, the Internal Laws of the State of Texas, Without Reference to Principles of Conflicts of Law.
          In Witness Whereof, the Corporation has caused this Amendment to be duly executed in its name and on its behalf by its proper officer thereunto duly authorized as of September 1, 2005.

Sterling Chemicals, Inc.

/s/ Richard K. Crump

Richard K. Crump, President and Chief
Executive Officer